For more information, contact:
Katharine Boyce
Acxiom Investor Relations
501-342-1321
investor.relations@acxiom.com
EACXM

ACXIOM ANNOUNCES FIRST QUARTER RESULTS

Audience Operating System to Launch September 24 at AdWeek

LITTLE ROCK, Ark. – July 31, 2013 Acxiom® (Nasdaq: ACXM), an enterprise data, analytics and software-as-a-service company, today announced financial results for its first quarter ended June 30, 2013.

Revenue was $266 million, down 2 percent compared to $272 million for the prior-year period. Income from operations decreased 5 percent to $24 million in the current quarter, compared to $25 million in the prior year. Marketing and Data Services revenue decreased 2 percent to $188 million in the quarter, compared to $192 million; IT Infrastructure Management revenue decreased 1 percent to $69 million in the current quarter compared to $70 million. Earnings per diluted share attributable to Acxiom stockholders were flat as compared to $0.17 in the prior year.

Operating cash flow was $169 million for the trailing twelve months, compared to $195 million for the comparable period a year ago. Free cash flow to equity was $70 million for the trailing twelve-month period, compared to $175 million for the comparable period. Free cash flow to equity for the prior-year trailing twelve-month period included $73 million in proceeds from the sale of the company’s background screening business. Free cash flow to equity is a non-GAAP financial measure. A reconciliation to the comparable GAAP measure, operating cash flow, is attached.

The company intends to launch the Acxiom Audience Operating System™ on September 24th in New York City during AdWeek. The Acxiom Audience Operating System is an innovative new technology that powers more effective marketing decisions through better data, valuable insights and powerful applications.

“The Audience Operating System is set to launch at AdWeek,” said Acxiom CEO Scott Howe. “We are pleased with our development progress and with the support we are receiving from our customers, prospects and agencies. We believe our technology is ground-breaking and will redefine marketing. For the first time marketers, agencies and publishers will have one to one marketing capabilities at scale across all channels and devices.”

The company has recently experienced client losses in the IT Infrastructure Management business, in addition to those previously disclosed in its fiscal 2013 annual report. The company estimates it will report revenue of $65 to $70 million in fiscal 2014 for all IT Infrastructure customers who have given notice of termination. Given the timing of these terminations, the company is not changing its overall financial guidance for fiscal 2014. We do, however, expect the fiscal 2015 revenue contribution from these customers to be negligible.

First Quarter Highlights:

·	The company announced the scheduled launch of the Acxiom Audience Operating System. The company intends to launch the Acxiom AOS at AdWeek in New York City on September 24.

·	The Company added several new Marketing and Data Services customers during the quarter including:

✓
Springleaf Financial. Springleaf will use Acxiom's Acquisition Database Solution, which supports customer and prospect marketing across all customer touch points, including mobile, email and direct mail.

✓
Wellmark Inc. Acxiom will assist Wellmark in understanding and executing its consumer marketing programs by providing data and campaign management expertise. The company will also collaborate with Wellmark on analytics and performance reporting.

✓
U.S. Cellular. Acxiom will provide customer recognition, data enhancement and analytics services. The company will provide customer data integration and data support for consumer marketing across all touch points, including mobile, email and direct mail.

·	Acxiom now has partner relationships with five of the six largest publishers in the U.S. This extends Acxiom’s reach to approaching 100 percent of unique visitors across the internet.

·
Acxiom repurchased approximately 720,000 shares for $16.1 million during the quarter. Since inception of the share repurchase program in August 2011, the company has repurchased 11.1 million shares, or approximately 13.5 percent of the outstanding common stock, for $156 million. The company’s total share repurchase authorization is $200 million.

Segment Results:

·
Marketing and Data Services: Revenue for the first quarter decreased slightly to $188 million, as compared to $192 million for the same period a year ago. U.S. revenue of $163 million decreased 2 percent compared to $167 million in the prior period. The quarterly results reflect the move of the company’s email business from the Other Services segment to the Marketing and Data Service segment. This change was made as a result of how the company now assesses segment results. Income from operations for the first quarter was $13 million, compared to $19 million in the prior period. Operating margin was 7 percent, compared to 10 percent in the previous year. This decline is primarily related to our investment spending in the Acxiom Audience Operating System and increased selling, general and administrative expense.

·
IT Infrastructure Management: Revenue for the first quarter decreased 1 percent to $69 million, compared to $70 million for the same period a year ago. Income from operations for the quarter was $11 million compared to $9 million in the comparable period. Operating margin was approximately 16 percent, compared to 13 percent.

·	Other Services: Revenue was $9 million, flat as compared to the prior-year period. Operating income was $1 million compared to a loss of $2 million in the prior period.

Financial Guidance

The following projections are forward looking and are subject to certain risks and uncertainties that could cause actual results to differ materially as detailed in the Forward-Looking Statements section of this press release. Our guidance does not take into account any unusual items. Acxiom’s estimates for fiscal 2014 are as follows:

·
We expect revenue for the fiscal year to be roughly flat as compared to $1.099 billion in fiscal 2013. Revenue growth in Marketing and Data Services is expected to be offset by a decline in IT Infrastructure Management.

·	Earnings per diluted share attributable to Acxiom shareholders are also expected to be roughly flat.

Conference Call

Acxiom will hold a conference call at 4:00 p.m. CDT today to further discuss this information. Interested parties are invited to listen to the call, which will be broadcast via the Internet at www.acxiom.com. A slide presentation will be referenced during the call and can be accessed here.

Web Link to Financials

You may link to http://www.acxiom.com/FY14_Q1_Financials for the detailed financial information we typically attach to our earnings releases.

About Acxiom

Acxiom is an enterprise data, analytics and software-as-a-service company that uniquely fuses trust, experience and scale to fuel data-driven results. For over 40 years, Acxiom has been an innovator in harnessing the most important sources and uses of data to strengthen connections between people, businesses and their partners. Utilizing a channel and media neutral approach, we leverage cutting-edge, data-oriented products and services to maximize customer value. Every week, Acxiom powers more than a trillion transactions that enable better living for people and better results for our 7,000+ global clients. For more information about Acxiom, visit Acxiom.com.

Forward-Looking Statements

This release and today’s conference call may contain forward-looking statements including, without limitation, statements regarding expected levels of revenue and earnings per share as well as statements regarding future investments, new customers and new product launches and capabilities. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially. The following are factors, among others, that could cause actual results to differ materially from these forward-looking statements: the possibility that certain contracts may not generate the anticipated revenue or profitability or may not be closed within the anticipated time frames; the possibility that significant customers may experience extreme, severe economic difficulty or otherwise reduce the amount of business they do with us; the possibility that we will not successfully complete customer contract requirements on time or meet the service levels specified in the contracts, which may result in contract penalties or lost revenue; the possibility that data suppliers might withdraw data from us, leading to our inability to provide certain products and services to our clients, which could lead to decreases in our operating results; the possibility that we may not be able to attract, retain or motivate qualified technical, sales and leadership associates, or that we may lose key associates; the possibility that we may not be able to adequately adapt to rapidly changing computing environments, technologies and marketing practices; the possibility that we will not be able to continue to receive credit upon satisfactory terms and conditions; the possibility that negative changes in economic conditions in general or other conditions might lead to a reduction in demand for our products and services; the possibility that there will be changes in consumer or business information industries and markets that negatively impact the company; the possibility that the historical seasonality of our business may change; the possibility that we will not be able to achieve cost reductions and avoid unanticipated costs; the possibility that the fair value of certain of our assets may not be equal to the carrying value of those assets now or in future time periods; the possibility that unusual charges may be incurred; the possibility that changes in accounting pronouncements may occur and may impact these forward-looking statements; the possibility that we may encounter difficulties when entering new markets or industries; the possibility that we could experience loss of data center capacity or interruption of telecommunication links; the possibility that new laws may be enacted which limit our ability to provide services to our clients and/or which limit the use of data; and other risks and uncertainties, including those detailed from time to time in our periodic reports filed with the Securities and Exchange Commission, including our current reports on Form 8-K, quarterly reports on Form 10-Q and annual reports on Form 10-K, particularly the discussion under the caption “Item 1A, RISK FACTORS” in our Annual Report on Form 10-K for the year ended March 31, 2013, which was filed with the Securities and Exchange Commission on May 29, 2013.

With respect to the provision of products or services outside our primary base of operations in the United States, all of the above factors apply, along with the difficulty of doing business in numerous sovereign jurisdictions due to differences in scale, competition, culture, laws and regulations.

We undertake no obligation to update the information contained in this press release or any other forward-looking statement.

Acxiom is a registered trademark of Acxiom Corporation.

To automatically receive Acxiom Corporation financial news by email, please visit www.acxiom.com and subscribe to email alerts.

ACXIOM CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except earnings per share)

	For the Three Months Ended
	June 30,
			$	%
	2013	2012	Variance	Variance

Revenue:
Marketing and data services	187,793	192,482	(4,689)	(2.4%)
IT Infrastructure management services	69,385	70,290	(905)	(1.3%)
Other services	9,015	8,887	128	1.4%
Total Revenue	266,193	271,659	(5,466)	(2.0%)

Operating costs and expenses:
Cost of revenue	202,412	209,311	(6,899)	(3.3%)
Selling, general and administrative	39,709	36,764	2,945	8.0%
Gains, losses and other items, net	-	160	(160)	(100.0%)

Total operating costs and expenses	242,121	246,235	(4,114)	(1.7%)

Income from operations	24,072	25,424	(1,352)	(5.3%)
% Margin	9.0%	9.4%
Other income (expense):
Interest expense	(3,019)	(3,240)	221	6.8%
Other, net	104	(547)	651	119.0%

Total other income (expense)	(2,915)	(3,787)	872	23.0%

Earnings before income taxes	21,157	21,637	(480)	(2.2%)

Income taxes	8,062	8,438	(376)	(4.5%)

Net earnings	13,095	13,199	(104)	(0.8%)

Less: Net loss attributable to noncontrolling interest	(85)	(134)	49	36.6%

Net earnings attributable to Acxiom	13,180	13,333	(153)	(1.1%)

Basic earnings per share:
Net earnings	0.18	0.17	0.01	5.9%
Net earnings attributable to Acxiom stockholders	0.18	0.17	0.01	5.9%

Diluted earnings per share:
Net earnings	0.17	0.17	0.00	0.0%
Net earnings attributable to Acxiom stockholders	0.17	0.17	0.00	0.0%

ACXIOM CORPORATION AND SUBSIDIARIES
CALCULATION OF EARNINGS PER SHARE
(Unaudited)
(In thousands, except earnings per share)

	For the Three Months Ended

	June 30,	June 30,
	2013	2012

Basic earnings per share
Numerator - net earnings	13,095	13,199
Denominator - weighted-average shares outstanding	73,679	76,473
Basic earnings per share	0.18	0.17

Basic earnings per share - net earnings attributable to Acxiom stockholders:
Numerator - net earnings attributable to Acxiom	13,180	13,333
Denominator - weighted-average shares outstanding	73,679	76,473
Basic earnings per share - net earnings attributable to Acxiom stockholders	0.18	0.17

Diluted earnings per share
Numerator - net earnings	13,095	13,199

Denominator - weighted average shares outstanding	73,679	76,473
Dilutive effect of common stock options, warrants and restricted stock	1,812	1,584
	75,491	78,057

Diluted earnings per share	0.17	0.17

Diluted earnings per share - net earnings attributable to Acxiom stockholders:
Numerator - net earnings attributable to Acxiom	13,180	13,333

Denominator - weighted-average shares outstanding	73,679	76,473
Dilutive effect of common stock options, warrants, and restricted stock	1,812	1,584
	75,491	78,057

Diluted earnings per share - net earnings attributable to Acxiom stockholders	0.17	0.17

ACXIOM CORPORATION AND SUBSIDIARIES
RESULTS BY SEGMENT
(Unaudited)
(Dollars in thousands)

	For the Three Months Ended

	June 30,	June 30,
Revenue:	2013	2012

Marketing and data services	187,793	192,482
IT Infrastructure management services	69,385	70,290
Other services	9,015	8,887

Total Revenue	266,193	271,659

Income from operations:

Marketing and data services	12,657	18,703
IT Infrastructure management services	10,761	8,831
Other services	654	(1,950)
Corporate	-	(160)

Total income from operations	24,072	25,424

Margin:

Marketing and data services	6.7%	9.7%
IT Infrastructure management services	15.5%	12.6%
Other services	7.3%	-21.9%

Total margin	9.0%	9.4%

ACXIOM CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Dollars in thousands)

	June 30,	March 31,	$	%
	2013	2013	Variance	Variance
Assets
Current assets:
Cash and cash equivalents	207,630	222,974	(15,344)	(6.9%)
Trade accounts receivable, net	159,654	159,882	(228)	(0.1%)
Deferred income taxes	13,575	13,496	79	0.6%
Refundable income taxes	-	5,809	(5,809)	(100.0%)
Other current assets	55,955	58,935	(2,980)	(5.1%)

Total current assets	436,814	461,096	(24,282)	(5.3%)

Property and equipment	830,269	822,439	7,830	1.0%
Less - accumulated depreciation and amortization	603,662	591,687	11,975	2.0%

Property and equipment, net	226,607	230,752	(4,145)	(1.8%)

Software, net of accumulated amortization	28,823	24,471	4,352	17.8%
Goodwill	379,203	381,129	(1,926)	(0.5%)
Purchased software licenses, net of accumulated amortization	23,931	23,604	327	1.4%
Deferred costs, net	37,194	42,971	(5,777)	(13.4%)
Data acquisition costs	9,849	10,631	(782)	(7.4%)
Other assets, net	12,868	13,052	(184)	(1.4%)

	1,155,289	1,187,706	(32,417)	(2.7%)

Liabilities and Stockholders' Equity
Current liabilities:
Current installments of long-term debt	14,777	16,105	(1,328)	(8.2%)
Trade accounts payable	34,556	35,786	(1,230)	(3.4%)
Accrued payroll and related expenses	30,487	62,390	(31,903)	(51.1%)
Other accrued expenses	67,952	68,270	(318)	(0.5%)
Deferred revenue	44,360	41,388	2,972	7.2%
Income taxes	2,396	637	1,759	276.1%

Total current liabilities	194,528	224,576	(30,048)	(13.4%)

Long-term debt	233,838	237,400	(3,562)	(1.5%)

Deferred income taxes	94,260	94,918	(658)	(0.7%)

Other liabilities	9,952	11,444	(1,492)	(13.0%)

Stockholders' equity:
Common stock	12,214	12,134	80	0.7%
Additional paid-in capital	895,452	885,184	10,268	1.2%
Retained earnings	607,146	593,966	13,180	2.2%
Accumulated other comprehensive income	8,874	11,423	(2,549)	(22.3%)
Treasury stock, at cost	(900,510)	(882,959)	(17,551)	(2.0%)
Total Acxiom stockholders' equity	623,176	619,748	3,428	0.6%
Noncontrolling interest	(465)	(380)	(85)	(22.4%)

Total equity	622,711	619,368	3,343	0.5%

	1,155,289	1,187,706	(32,417)	(2.7%)

ACXIOM CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in thousands)

	For the Three Months Ended

	June 30,

	2013	2012

Cash flows from operating activities:
Net earnings	13,095	13,199
Non-cash operating activities:
Depreciation and amortization	25,185	30,995
Loss on disposal or impairment of assets	-	24
Deferred income taxes	(588)	(1,403)
Non-cash stock compensation expense	3,181	2,653
Changes in operating assets and liabilities:
Accounts receivable	1,140	(4,609)
Other assets	878	(1,397)
Deferred costs	-	(647)
Accounts payable and other liabilities	(27,309)	(33,464)
Deferred revenue	1,267	(7,218)
Net cash provided (used) by operating activities	16,849	(1,867)
Cash flows from investing activities:
Capitalized software	(5,954)	(3,673)
Capital expenditures	(8,920)	(3,538)
Data acquisition costs	(1,961)	(2,302)
Net cash used by investing activities	(16,835)	(9,513)
Cash flows from financing activities:
Payments of debt	(4,890)	(6,856)
Sale of common stock	5,755	1,761
Contingent consideration paid for prior acquisitions	-	(287)
Acquisition of treasury stock	(16,139)	(33,097)
Net cash used by financing activities	(15,274)	(38,479)
Effect of exchange rate changes on cash	(84)	(507)

Net change in cash and cash equivalents	(15,344)	(50,366)
Cash and cash equivalents at beginning of period	222,974	229,648
Cash and cash equivalents at end of period	207,630	179,282

Supplemental cash flow information:
Cash paid during the period for:
Interest	3,011	3,223
Income taxes	1,084	16,193
Payments on capital leases and installment payment arrangements	4,400	4,562
Payments on software and data license liabilities	-	129
Other debt payments, excluding line of credit	490	2,165
Noncash investing and financing activities:
Acquisition of property and equipment under capital lease
and installment payment arrangements	-	2,157

ACXIOM CORPORATION AND SUBSIDIARIES
CALCULATION OF FREE CASH FLOW AVAILABLE TO EQUITY
AND RECONCILIATION TO OPERATING CASH FLOW
(Unaudited)
(Dollars in thousands)

	06/30/12	09/30/12	12/31/12	03/31/13	YTD FY2013	06/30/13	TTM 6/30/12	TTM 6/30/13

Net cash provided (used) by operating activities	(1,867)	39,235	38,543	74,221	150,132	16,849	194,830	168,848

Less:
Disposition of operations	-	-	-	-	-	-	72,425	-
Capitalized software	(3,673)	(4,074)	(5,443)	(6,689)	(19,879)	(5,954)	(8,406)	(22,160)
Capital expenditures	(3,538)	(8,178)	(10,260)	(16,515)	(38,491)	(8,920)	(42,552)	(43,873)
Data acquisition costs	(2,302)	(1,396)	(2,766)	(2,106)	(8,570)	(1,961)	(11,838)	(8,229)
Payments on capital leases and installment payment arrangements	(4,562)	(4,384)	(4,002)	(3,566)	(16,514)	(4,400)	(18,099)	(16,352)
Payments on software and data license liabilities	(129)	(130)	(78)	(1,432)	(1,769)	-	(2,678)	(1,640)
Other required debt payments	(2,165)	(2,168)	(2,172)	(2,083)	(8,588)	(490)	(8,643)	(6,913)

Total	(18,236)	18,905	13,822	41,830	56,321	(4,876)	175,039	69,681

CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except earnings per share)

							Q1 FY14 to Q1 FY13
	06/30/12	09/30/12	12/31/12	03/31/13	YTD FY2013	06/30/13%		$
Revenue:
Marketing and data services	192,482	198,602	195,146	202,510	788,740	187,793	-2.4%	(4,689)
IT Infrastructure management services	70,290	70,061	69,916	65,202	275,469	69,385	-1.3%	(905)
Other services	8,887	8,804	8,040	9,419	35,150	9,015	1.4%	128
Total revenue	271,659	277,467	273,102	277,131	1,099,359	266,193	-2.0%	(5,466)

Operating costs and expenses:
Cost of revenue	209,311	209,164	208,848	213,317	840,640	202,412	-3.3%	(6,899)
Selling, general and administrative	36,764	38,063	37,482	41,681	153,990	39,709	8.0%	2,945
Gains, losses and other items, net	160	32	(126)	1,944	2,010	-	-100.0%	(160)

Total operating costs and expenses	246,235	247,259	246,204	256,942	996,640	242,121	-1.7%	(4,114)

Income from operations	25,424	30,208	26,898	20,189	102,719	24,072	-5.3%	(1,352)
% Margin	9.4%	10.9%	9.8%	7.3%	9.3%	9.0%
Other expense
Interest expense	(3,240)	(3,317)	(3,178)	(2,959)	(12,694)	(3,019)	6.8%	221
Other, net	(547)	(54)	565	188	152	104	119.0%	651
Total other expense	(3,787)	(3,371)	(2,613)	(2,771)	(12,542)	(2,915)	-23.0%	872

Earnings before income taxes	21,637	26,837	24,285	17,418	90,177	21,157	-2.2%	(480)
Income taxes	8,438	10,465	9,836	4,319	33,058	8,062	-4.5%	(376)

Net earnings	13,199	16,372	14,449	13,099	57,119	13,095	-0.8%	(104)

Less: Net loss attributable
to noncontrolling interest	(134)	(139)	(76)	(139)	(488)	(85)	36.6%	49

Net earnings attributable to Acxiom	13,333	16,511	14,525	13,238	57,607	13,180	-1.1%	(153)

Diluted earnings per share - net earnings attributable
to Acxiom stockholders	0.17	0.21	0.19	0.18	0.75	0.17	0.0%	0.00

ACXIOM CORPORATION AND SUBSIDIARIES
RESULTS BY SEGMENT
(Unaudited)
(Dollars in thousands)

							Q1 FY14 to Q1 FY13
	06/30/12	09/30/12	12/31/12	03/31/13	YTD FY2013	06/30/13%		$

Revenue:

Marketing and data services	192,482	198,602	195,146	202,510	788,740	187,793	-2%	(4,689)
IT Infrastructure management services	70,290	70,061	69,916	65,202	275,469	69,385	-1%	(905)
Other services	8,887	8,804	8,040	9,419	35,150	9,015	1%	128

Total revenue	271,659	277,467	273,102	277,131	1,099,359	266,193	-2%	(5,466)

Marketing and data services	18,703	22,262	18,186	20,866	80,017	12,657	-32%	(6,046)
IT Infrastructure management services	8,831	8,520	9,622	2,357	29,330	10,761	22%	1,930
Other services	(1,950)	(542)	(1,036)	(1,090)	(4,618)	654	134%	2,604
Corporate	(160)	(32)	126	(1,944)	(2,010)	-	100%	160

Total income from operations	25,424	30,208	26,898	20,189	102,719	24,072	-5%	(1,352)

Margin:

Marketing and data services	9.7%	11.2%	9.3%	10.3%	10.1%	6.7%
IT Infrastructure management services	12.6%	12.2%	13.8%	3.6%	10.6%	15.5%
Other services	-21.9%	-6.2%	-12.9%	-11.6%	-13.1%	7.3%

Total	9.4%	10.9%	9.8%	7.3%	9.3%	9.0%